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                                  EXHIBIT 99.2

                      [LETTERHEAD OF GARY B. WOLFF, PC]


                                                            November 6, 1998


VIA FAX ONLY NO. 011 41 210 94 34
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STG-Coopers & Lybrand AG
Hirschmattstrasse 36
Postfach
CH-6002 Luzern
Switzerland

                  Re: SWISSRAY International, Inc. ("Swissray")
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Gentlemen:

         Enclosed herewith in accordance with the requirements of the Securities Exchange Act of 1934 is Form 8-K as being forwarded to the Securities and Exchange Commission ("SEC") for filing.

         We would request, urge and demand that you carefully review the full contents of the 8-K and in particular paragraph designated 4 (a) thereto as same relates to your firm.

         We would further demand that if there is any statement contained in such Form 8-K that you disagree with that you advise us in writing making specific reference to the designated and numbered paragraph with which you disagree and indicating the nature of such disagreement.

         Lastly, your attention is specifically directed to paragraph 4 (a)
(xvi) wherein we request that you furnish Registrant with a letter addressed to the SEC stating whether STG-Coopers & Lybrand AG agrees with the statements made by Registrant in response to Item 304(a) of Regulation S-K and if not stating the respects in which STG-Coopers & Lybrand AG does not agree.

         The letter referred to herein must be received by us within 10 days of the filing of the 8-K. Absent receipt of such letter within such time period, we will be constrained to notifying the SEC and its Office of Chief Accountant of such delinquency.

                                                     Very truly yours,

                                                      /s/ Gary B. Wolff
                                                      -----------------
                                                          Gary B. Wolff
GBW:th
Enc.